HOLLYER BRADY SMITH & HINES LLP
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                                 February 27, 2003


To the Trustees of The Churchill Tax-Free Fund of Kentucky

     We consent to the incorporation by reference into post-effective amendment No. 23 under the 1933 Act and No. 24 under the 1940 Act of our opinion dated April 28, 1998.


                          Hollyer Brady Smith & Hines LLP


                           /s/ W.L.D. Barrett

                          by__________________________
                                     Partner